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LTNC - Labor Smart Inc Annual Shareholders Meeting

EVENT DATE/TIME: DECEMBER 07, 2015 / 09:00PM GMT

CORPORATE PARTICIPANTS

Ryan Schadel Labor Smart Inc - President, CEO

CONFERENCE CALL PARTICIPANTS

Duane Roberts S.H. Fund - Analyst

Tom ZarroPrivate Investor

Robert Zimmerman Zimmerman Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Labor Smart Inc. Shareholder Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will be given at that time.

(Operator Instructions)

As a reminder, this call is being recorded. As a reminder, before we begin on the call, there will be statements that could be construed as forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not statements of historical fact regarding the intent, belief, or current expectations of Labor Smart Inc. and its directors or its officers, with respect to, among other things; financial plans, trends affecting its financial conditions or results of operations, growth strategy and operating strategy.

The words may, would, will, expect, estimate, can, belief, potential, and similar expressions and variations thereof, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guaranteed a future performance that involves risks and uncertainties. Many of which are beyond Labor Smart Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

More information about the potential factors that could affect the business and financial results is, and will be included in, Labor Smart Inc. by links with the U.S. Securities and Exchange Commission.

I'd now give the conference over to your host for today, Mr. Ryan Schadel, President and Chief Executive Officer.

Sir, you may begin.

Ryan Schadel - Labor Smart Inc - President, CEO

Thank you, sir. Good afternoon, everyone. I'd like to thank you all for joining and taking the time to participate in this very important call. Labor Smart has been relatively quiet in our communications to the market over the last 12 months for strategic reasons. I'm happy to return to regular communication and updates that I believe are important for transparency and quality shareholder relations.

We have a lot of information to cover and a number of submitted questions to address, so I'm really just going to jump right in. The information that I've prepared includes points that we wanted to get across, as well as items to answer questions submitted by shareholders and interested parties.

I think the two things that are top of everyone's mind at the moment is number one, my purchase of over 2 billion shares of Labor Smart stock; and two, progress on our convertible debt.

Let's start with my purchases. Simple math, really; Labor Smart's market cap has been arbitrarily priced by the market due to a temporary oversupply of shares. Understandably, delusion will scare off investors and attract all sorts of unfounded rumors of the company's eminent demise. However, even though fully diluted market cap of Labor Smart is a fraction of the value of a worst-case scenario fire-sale liquidation. And therefore, a huge opportunity has been presented.

It's my intent to capture this hidden value, and ultimately, use it for the betterment of the company, its long-term shareholders, and its employees.

I get asked frequently what makes Labor Smart different from its competitors. Other than the name on the door, what really makes Labor Smart better than the rest is a world class team that is passionate about Labor Smart, our business and the clients that we serve. Our branch staff begin their day at 5:00 a.m. and provide on demand personnel to businesses large and small. Through their efforts, we have provided jobs to over 11,000 employees in the last year and this is why I'm committing 500 million of the shares that I recently purchased to the employee stock ownership plan.

I've already started the process to have a trust fund created to manage this program. The trust fund will be managed by a licensed third-party, and all shares contributed to this program will require a five-year vesting period.

I believe these shares represent a substantial wealth building opportunity, and what better way to reward the folks who drive our results than to provide a meaningful equity incentive for top performers without further dilution to shareholders.

On the same subject of share structure, as we have stated previously, the board of directors will authorize a share buyback at a time when it is strategically advantageous to do so. Any buyback will be preannounced and executed in compliance with SEC guidelines.

Moving on to the hot topic of convertible debt, which I'm sure is why most folks out in here. After many weeks of talks, really months, the talks and negotiations with our convertible note holders, Labor Smart has entered into various arrangements and agreements with the holders. Most of these agreements call for monthly cash payments toward principal and interest, which will be paid as a first priority.

In exchange for these payments, each agreement includes the following language or some variation of it. The creditors agree that they shall not, and will not, be permitted to submit any conversion notices. Labor Smart Incorporated, at its sole and absolute discretion, may waive the conversion standstill from time to time as it sees fit

The total cash payments called for in these various agreements represents roughly a 45% discount, the amount of convertible promissory notes showing on our balance sheet at the end of a third quarter 2015. And that amount at the end of a third quarter was $3.5 million.

I'm thankful that we were able to get all the note holders on the same page and come to an agreement that was reasonable for all parties. It certainly was not easy with so many different creditors, each of them holding notes that were well beyond their maturity dates.

There is, of course, one creditor that we have a disagreement with. In May of this year, Labor Smart was notified that Command Center, a publicly traded competitor, had purchased one of our convertible notes. Command subsequently claimed that the company was in default on this note, and we do not believe this note is in default due to an amendment made with the original note holder that called for an amortization of a note with monthly payments of $5,000.

Labor Smart attempted to make this payment to Command Center as a new note holder. The payment was returned to us. Subsequently, Labor Smart learned that Command executives had contacted our creditors with the intent of persuading them to force the company into involuntary bankruptcy.

Labor Smart does not believe that Command Center purchased this note in good faith. So, on June 4, 2015, Labor Smart filed a suit against Command for tortuous interference, among other things. It's difficult to predict the outcome of this case, but Labor Smart does intend to seek damages for the actions of Command Center and its executives.

It is my understanding that Command's request for a summary judgment has been denied by the presiding judge. Labor Smart welcomes this determination; hopefully this case will be resolved quickly for the benefit of both companies, though we are prepared for a long litigation if needed be.

I'd like to take the time to thank our legal team and Chase Chandler, in particular, for his professionalism and tireless efforts on our account. I appreciate his passion for our business and time spent.

Now that we've gotten the boring finance and legal stuff out of the way, let's talk about growth opportunities.

In the last four years, Labor Smart has experienced rapid growth. From a tiny start up in 2011, we quickly grew to a multi-state operation and finished 2014 with $24 million, roughly, in revenue. During 2015, we had made quite a few structural changes. We hesitantly closed underperforming branches and we sold five low-margin branches this summer for approximately $1 million in cash.

Still, I am pleased to report that year-to-date revenue will surpass $20 million at close of business tomorrow, and I expect we will finish the year right around $21 million in revenue.

Our gross profit margins has continued to improve versus last year; this is the result of shedding some low-margin, high risk business, as well as increasing bill rights to our current clients, and also, and most importantly, lower cost of workers' compensation insurance as a result of becoming substantially self-insured last summer.

We are in the midst of our slow season and are experiencing the expected seasonal slowdown. However, relatively speaking, we are not experiencing quite the same pipe slowdown we had last year. In fact, since the beginning of the fourth quarter of 2015, our sales team has added 161 new customers to the Labor Smart family. In the fourth quarter, which is traditionally one of our slowest quarters, I consider this exceptional.

I am confident in our organic gross prospect for 2016. And now that we had neutralized the effects of toxic conversions, we are focusing on making up our lost time and missed opportunities.

Recently, we filed a 13D with the United States Securities and Exchange Commission announcing that we have acquired a 9.58% equity stake in the Staffing Group Limited. The Staffing Group is publicly a traded company, and they trade under a ticker TSGL. I know this company and its management fairly well; they're good people and they're strong operators. The Staffing Group went public with similar aspirations as Labor Smart, but had some very different and unique challenges very early on.

Currently, the Staffing Group has a market cap of less than $1.5 million; they show little debt, decent revenues and have a very small public float. We believe that there are significant opportunities to help them grow their business and improve gross profit margins.

The ownership stake that we have taken provides us additional incentive and payoff to do so. Our interest in this company should really be looked at as more of an activist shareholder, but one with the resources and industry experience to help fuel growth and add value to their business. In turn, adding value to our business.

If we are successful in putting together a mutually beneficial agreement, Labor Smart stands the gain, not only from its operations, but also the equity appreciation in the shares that we have purchased, which we believe could be substantial.

We proposed a number of different, but equally interesting, scenarios. My preference at this time will be the license the Labor Smart brand, processes and methods to the Staffing Group, and at the same time, enter into a management agreement leveraging the Labor Smart corporate support system. This arrangement would allow some offset for Labor Smart's overhead and provide the Staffing Group with runway for expansion. I believe this is the path of least resistance, and this gives Labor Smart a platform for future acquisition of already branded branches.

Labor Smart will continue to update shareholders as the situation develops, as we do believe it represents a significant component of our strategy for 2016. It's important to note to-date, there is no definitive agreement in place and I do not expect that there would be one until the Staffing Group completes their form 10Q and files it with the Securities Exchange Commission, which hopefully will be very soon.

As noted in our 10Q from the third quarter, 2015; Labor Smart took a small stake in a company called TempBuddy. TempBuddy is based out of Ireland and owns a technology that our Skill Corps platform utilizes for its running functionality. And this is a passive investment with the added bonus of being able to learn about future technology affecting our industry from some of the guys who are actually developing it.

This is truly an amazing platform; we do expect to exit this equity position at some point, though we are in no hurry to do so, given the upside-potential. Similarly, we see Skill Corps using this technology to grow our skill trades division.

We have nearly completed our beta of both the Android and the iOS Skill Corps application and hope to have full functionality live by January. The potential of this is very exciting; this platform will allow us to provide skilled trade staff on a national scale with very minimal overhead. We don't want to rush this to market, and I want to be clear; we believe that we will be one of the first companies to have capabilities that this platform can offer and we want to get this right. We believe this is a billion dollar idea, but it could be a complete waste of time and money if we don't execute it properly.

Experience is a valuable resource, and tomorrow I will officially create two advisory boards. The first will be a rotating advisory board consisting of seven customers. These seven customers will be selected from our branch footprint, and feedback from these customers will provide the backbone of future service offerings and marketing strategies as we look for opportunities to service clients on a national scale through various partnerships in the industry, as well through our own organic expansion.

The second will be an advisory board consisting of experienced industry executives, particularly, those who have operated in the public markets. We have a lot of time that needs to be made up for, and having an experienced team that can provide counsel will be invaluable.

I look forward to announcing the members of this advisory group in the very near future. Now, we do have some questions that I want to ensure that we get in, so I will turn it over for Q&A at this time.

QUESTION AND ANSWER

Operator

(Operator Instructions) And our first question comes from the line of Duane Roberts of S.H. Fund. Your line is open, please go ahead.

Ryan Schadel - Labor Smart Inc - President, CEO

Hi, Duane.

Duane Roberts - S.H. Fund - Analyst

Hey, Ryan, how are you doing?

Ryan Schadel - Labor Smart Inc - President, CEO

Good, sir. Good to talk to you again.

Duane Roberts - S.H. Fund - Analyst

Well, it's good to be back on the conference call again. It's a very mobile -- difficult [moment] with the company. I have - there is several that I have. So, I'm going to just jump around just a little bit. Can you talk a little bit more about the convertible debt negotiations you have? Basically, you have negotiated where you're going to make monthly payments, I think, back to each debt holder, all except to the one from Command Center?

Ryan Schadel - Labor Smart Inc - President, CEO

Yes. So, the agreements that we entered into, it wasn't consistent across the board; we went to each note holder and we tried to figure out what they needed and what they wanted. Well, obviously, they all want stock that they can sell. I wasn't inclined to really do that, given that at that particular moment in time, the stock was at 0001 and had been for some time, and very little volume.

So, we had to find something that was palatable for everyone. I think the group that we have invested our company has gotten a little bit of a bad rap because of the effect that toxic debt had on our stock price, but I don't think the folks that are still in there really contributed much to that, and like any other investor, now they're holding an investment, they were supposed to have a 6 to 12-month timeline on it, and they've been in there for better than a year.

It's important to find something that worked for them and worked for us. And so, we took that approach and definitely it was not cookie-cutter, and we went to each note holder. Some of them wanted different things and we structured an agreement based on what they needed. And to give you some idea, there were three note holders that we started them all with a 12-month payment offering. "Hey, we'll pay you over 12 months, principal and interest only, no default interest, no default penalties, none of that fun stuff, no premium."

But there were some that couldn't wait that long, and so they go, "Hey, can you pay us out over faster period of time?" And we said, "Yes, we can if you're willing to take a haircut." So, we did have three note holders that agreed to take a haircut, and in exchange, we agreed to get them paid off faster. Conversely, we had some note holders that were just fine waiting 12 months. And we've had expressed interest from two note holders about a preferred equity offering that we've been kind of floating the idea around for future growth.

So, collectively, the payments that we're making, the number kind of fluctuates from month to month as some of the notes fall off for the first couple of months, I think our total payment is around $100,000. And then by month three, I believe, it drops down to around $60,000 and I think we've got a balloon payment in there at month six. And then, through the six months following that, we're somewhere around $30,000 a month, I believe.

Duane Roberts - S.H. Fund - Analyst

OK. So, did you mention, I think you mentioned earlier, I hope I got it right, you got, like, $3.5 million that's owed right now out of convertible?

Ryan Schadel - Labor Smart Inc - President, CEO

Can you repeat that again, sir?

Duane Roberts - S.H. Fund - Analyst

You have about $3.5 million outstanding right now in convertible?

Ryan Schadel - Labor Smart Inc - President, CEO

Well, the balance sheet at the end of third quarter represents $3.5 million. I think it's important to point out, as a fully reporting, fully audited company, we account for the discounts that these notes have embedded into them as finance charges, and this is in accordance with GAAP principles.

The $3.5 million that shows on our balance sheet really is more representative of the amount of the dollars in equity we would have to issue, should all note holders convert.

Now, obviously under this program, the conversions are going to be nil, pretty much. And so, the realized number that we'll get paid out will be about 45% less than what's showing on the balance sheet in terms of convertible promissory debt. Now, that is, of course, assuming that we make the payments like we believe that we will and we said that we will and whatnot.

Duane Roberts - S.H. Fund - Analyst

OK. I have two other questions real quickly.

Ryan Schadel - Labor Smart Inc - President, CEO

Fire away. Go ahead.

Duane Roberts - S.H. Fund - Analyst

You mentioned earlier about the board would announce, or you have contemplated, that you would announce at the appropriate time a stock buyback at some point. So, that tells me that your cash flow is such that you don't think you need anymore cash; you need to raise any cash anytime soon, is that correct?

Ryan Schadel - Labor Smart Inc - President, CEO

Well, there's needs and wants and then what you can actually do, you know. Raising cash that quadruple anything, triple anything, or double anything, is pretty much -- I don't want to say impossible, but certainly improbable and very not palatable. Any equity that we raise from here on in really needs to be preferred equity.

And I like that structure, and something that we tossed around back and forth between us and our accountants and our legal team is do we have the large holders that would rather have preferred equity? And could we do an offering to all holders and say, "Hey, you know, if you want to lock in your price now and take preferred stock in exchange for your common shares, it would be a way for us to reduce the shares in the float without having to actually pay cash for the shares?"

The shareholders still preserve their cost basis, which, obviously, if it's under a penny, it's pretty low. And then at the same time we could offer an annual dividend incentive to make it worth it for a long-term holder to do that. I think if you're a short-term holder or a day trader, that's probably not palatable. For long-term holders, like myself, that's a pretty neat deal and I think it's something that we could look at.

There are a lot of creative strategies that we have at our disposal to tackle the share structure. And to directly answer your question, yes, we're definitely going to have to raise money, unless we just want to stay a small company, which we don't. But we have to be able to do it in the right fashion. We've learned a lot in the last 12 months in regards to capital structure and how things worked on the OTC. Unfortunately, the value of the companies rarely matches up with the market cap.

And so, I think you have to be a little bit more creative in how you raise capital and use your capital structure and your balance sheet to get deals done. Now, from an acquisition standpoint, I believe there are number of acquisitions we could execute without having to raise significant money. And I can't say that I have anything eminently that we would need to raise capital for, but the use of the authorized buyback will be used as a tool as needed based on market forces that may or may not show up.

Duane Roberts - S.H. Fund - Analyst

Yes. OK, all right. So, that makes sense to me. I agree with the valuation of the company. Right before Thanksgiving I'm looking at the stock and market cap at that time was, like, $1 million and some change and I already knew from looking at the financials that you're running about $20 million in revenue. It just didn't make sense to me.

So, that takes me to my final question. With TSGL, I really don't understand what you're trying to get accomplished with it. It's doesn't sound like you put a complete merger between two companies, or orphan type of an acquisition. You just wanted to partner in some form or fashion with them?

Ryan Schadel - Labor Smart Inc - President, CEO

A really experienced individual mentioned to me over the weekend, I was having a call, and he says, "Sometimes, you got to get the camel's head in the tent to really get some moving." And, that's a rather folksy analogy, but when you look at that organization, you look at what they're valued at and you look at their business model, it's not very different from ours. There are some, for them, tremendous benefits to leveraging some of the infrastructure we have in our workers' comp could increase their margins almost by 80% based on my calculations.

Now, indirectly we benefit from that just based on having an equity position that we got in a company that we believe is much lower than the actual value. But, I think the partnership is the beginning of a conversation. Taking a strong-arm approach in this business really doesn't work as evidenced by the failure of some folks who have tried that with us.

Our business is based on relationships, and if you can go into a relationship and try to help another party to be successful, sometimes you end up finding out that you have a lot in common and it's best to just put two things together. Our ultimate goal would be to, based on the information that we have anyway, our ultimate goal really is to acquire those branches. Whether or not that can happen or would happen, we don't know. We do not intend to become hostile.

It's not something I could say we'd really push for at this time. Our preferred approach would be to persuade and convince that that's a better move for that company if that, in fact, is the case. And until we see the third quarter financials, I can't definitively say that that would be the case.

Duane Roberts - S.H. Fund - Analyst

Yes. OK, all right. That makes sense. All right. I appreciate it. I look forward to additional information later.

Ryan Schadel - Labor Smart Inc - President, CEO

Thank you, Duane.

Duane Roberts - S.H. Fund - Analyst

All right.

Operator

Thank you. Our next question comes from the line of Tom Zarro. Your line is open. Please go ahead.

Ryan Schadel - Labor Smart Inc - President, CEO

Hi, Tom.

Tom Zarro Private Investor

Thank you. Hey, Ryan, how are you? Thank you, guys. Forgive my voice a little bit, I've got a cold going on here, but thanks for taking the time. And Ryan, thank you on behalf of me and the rest of the shareholders fighting the battle and keeping your word on the things that you promised you wouldn't do, which is reverse splits and stuff like that. So, I appreciate the effort. So, thank you for that.

Ryan Schadel - Labor Smart Inc - President, CEO

Well, I appreciate that, sir.

Tom Zarro Private Investor

I've got a couple of quick questions. One is, you just mentioned the Staffing Group and you're not looking to get hostile, obviously. It sounds to me like there's a lot of room for improvement at that company, but what does it mean for me as an investor in Labor Smart? How will it impact me on the Labor Smart side?

Ryan Schadel - Labor Smart Inc - President, CEO

That's a great question and I'm glad that you asked that.

So, we've got roughly 9.58%, I think it is, actually, it is exactly 9.58%, equity in that company. If you look at their balance sheet, there's really nothing that's potentially dilutive on there. So, it's fairly safe for us from a risk standpoint that our 9.58% is roughly going to be worth 9.58%.

More importantly, so as I mentioned, they have a market cap of $1.5 million. Actually, I think it's around $1.2 million. And this year's revenues based on the financials that are available, look like they'll come in somewhere around $14 or maybe $15 million. The margins look subpar, so there is a tremendous amount of opportunity there just to put money straight to the bottom line.

When we first started Labor Smart, for the longest time, we had a market cap of $3 million and we were, at that time, we had a run-rate of almost $3 million a month in revenue. And the market cap never really got to where it should have, in my opinion, of course. And I think that they're in a similar situation except for they haven't really raised any money and they haven't taken on any type of equity financing at all, convertible debt, nothing.

And so, if you look at, and it takes some digging, if you look at how that company came public in the immediate challenge they ran into; number one, you definitely have to give credits to Brian McLuhan for navigating through that. But then number two, you come to the conclusion that there's maybe some analysis paralysis, at least that's my assessment.

If we're able to help them juice their revenue, and at the same time, it's a double win for us; down the road, we're going to want to get really heavy on acquisitions. If we can go acquire branches that have been opened up under the Labor Smart brand with Labor Smart processes and procedures, it makes for a very smooth transition.

The idea is if we can enter into a licensing agreement, they open up branches under the Labor Smart brand, it provides a little bit of a -- I equate it to a farm system; major league and minor league baseball. You've got a farm team that's constantly sending up top players.

So thats where the whole thought process and approach to the Staffing Group came from; it's a company that has the understanding of our business, they lack some of the corporate infrastructure and resources that we have that, frankly, we're not big enough for anymore. So, we have to make some decisions on that; do we start cutting more people?

I think here's a situation where we can leverage what we already have in place, what we've already paid for, what the shareholders and investors have already paid for, and leverage that, not only to reduce our operating overhead, but the exciting part is, what does their market cap look like with an additional $15 million in revenue running at a 25% to 30% gross margin? You're looking at plus or minus $30 million total in revenue with $9 million in gross profit margin annually.

And when you start running that number, and look at the fact that we own about 10%, potentially for us there could be a $2.5 million equity exit for us, which would be a pretty good windfall for Labor Smart shareholders.

As I said, I think this should be looked at as our approach, as an activist shareholder, there are a lot of activist shareholders out there, but we have the ability to actually provide a dramatic benefit to the company that we own shares in. So, for Labor Smart shareholders, it's an opportunity to leverage the capital that we've put in there, very minimal capital we've put in there, for a potentially very large windfall, which would then be invested into Labor Smart activities. So, whether it's paying off, just going ahead and make the rest of the payments on the debt, whether it's through an acquisition, or that cash that will be needed for that buyback, for example.

Tom Zarro Private Investor

OK. Thank you. That's a -- it's a complex answer, but if I were to summarize, so in short, you're looking to get in there, leverage your synergies, create value, and then exit at some point at an exponential return for the Labor Smart team and guys like me, correct?

Ryan Schadel - Labor Smart Inc - President, CEO

Exactly correct.

Tom Zarro Private Investor

OK, awesome. Now, speaking of in short and selfish motives, I think there's been a lot of talk in the investor community about people shorting the stock. Of course, not that I would ever want to point you to the investor community, because sometimes they don't say nice things about you and your company, but if people have sorted this, how do you think that's going to affect us?

Ryan Schadel - Labor Smart Inc - President, CEO

Well, it's really hard to conceive that someone would short a stock with the price that ours is at, but I think the reality of the situation is, I've actually visited center.org, there's some reports that you can run there as an issuer and look at short trades that have occurred. And these aren't always necessarily people taking a short position, sometimes trades get registered as a short trade when it's a market maker who is selling shares to their clients who's looking to buy, but they haven't bought the shares to sell to them yet. So, occasionally that does happen.

Now that being said, given the tremendous amount of convertible debt we have, if you look at case studies and what's out there, 99.9% of the time, what happens is the CEO just says you know what? I'm just going to do a reverse split. And, of course, the stock goes back to zero, and then they reverse it again, and then it goes back to zero, and then they reverse it again.

Eventually, all the debt's paid off, but pretty much every shareholder in the process has been obliterated.

And I think that it's conceivable, at least, that there have been some people who have assumed that we just do a reverse and they'd make a fortune when the stock dropped back down to zero.

Should we have shorts? And I think at some point it will become more obvious. There are number of strategies that can be employed to combat that. There's a big story right now going on with KaloBios, Martin Shkreli, he bought up 70% of that company's float and he then moved to his stock certificates to a cash-only account, which takes them out of the lending pool for margin.

Now, the type of folks that can short a stock like Labor Smart are most likely in the investment banking community, but there are a number of options there that we can employ to combat shorting. Number one, I could take my shares and do the same things; stick them in a cash-only account.

We could also do a share dividend, which will require all brokers, all market makers to immediately audit their outstanding books as it relates to Labor Smart's share account. And should there be shorts? I think that would probably trigger some very vicious short covering.

So, there are a number of, and I don't want to give away all of our tricks on that deal either, by the way, but we are aware that that could be a possibility, and if it is, I assure you we have every resource available to make it unappealing to short this stock.

It's a long answer to your question, I apologize.

Tom Zarro Private Investor

All right. Well, you've answered my two big questions again. Thank you for staying in the trenches and thinking of us. I appreciate it, man. Have a good day.

Ryan Schadel - Labor Smart Inc - President, CEO

Hey, Tom, I appreciate your support. I know you've been around for a long time and I know you were buying stock at a pretty high price along with the rest of us. I personally bought shares, a quarter of a share about $100,000 worth that's not worth a whole lot right now. I appreciate you hanging in there with us, sir. I know it's been very tough to do.

Tom Zarro Private Investor

Thank you, Ryan. I appreciate you recognizing that. I appreciate it, man.

Ryan Schadel - Labor Smart Inc - President, CEO

Yes, sir.

Operator

Thank you. Our next question comes from the line of Robert Zimmerman of Zimmerman Capital. You line is open, please go ahead.

Robert Zimmerman - Zimmerman Capital - Analyst

How are you doing? Could you expand on the Command Center situation?

Ryan Schadel - Labor Smart Inc - President, CEO

Commander Center, yes. So, if you don't know, Command Center is a -- they've got I think 55, 54 offices. They are in our same industry, there's some overlap in markets they serve versus markets that we serve.

Some time ago, we had some friendly conversation, mostly friendly at least, and I had some interest in doing something with them. I used to work for Command Center many, many years ago. And I've kind of always felt that there was a manifest destiny that we'd be doing and deal with them.

And so, there was some friendly conversation about working some sort of deal, kind of a similar approach that I have right now with the Staffing Group. Just a friendly, "Hey, let's figure out what we can do together." But that conversation quickly turned hostile; we had a convertible debenture with Gemini Strategies. Command Center purchased that note, I believe the original amount of the note was $175,000. I'm not really sure what they paid for it, but the amount that principal and interest debt that owed on it was somewhere around $165,000, $170,000, I guess.

And interestingly enough, we don't believe that that note was purchased with the intent of being a creditor. We believe that it was purchased in bad faith and the attempt to leverage the fact that they own that note to push us into selling the company to them at a very discounted price.

Now, I'm not an attorney, but it's our belief, or my belief, that some of the things they've done, at a minimum, considered -- I would consider unethical. We initially filed a lawsuit against them in June. They, in turn, sued us in the state of New York, trying to enforce their note. We believe that there was a bona fide amendment to that note prior to them purchasing it. And, as far as the collection activity on that, they have somewhat misrepresented the position in their 10Q, in my opinion.

But they say that we're seeking to stop collection activity; we're not seeking to stop collection activity, we're seeking to make the $5,000 monthly payments that was agreed upon with the prior note holder. And we've got, what we believe, is bona fide documentation of an actual amendment to that note for $5,000 payments for 36 months.

Now, in terms of the damages that we are seeking; as they purchased this note, Command Center sent us a letter of intent on May 26. And I'm going to actually to read to you the last paragraph of this letter of intent that will give you an idea where we're coming from in terms of our aggression towards them.

The last paragraph reads like this, "Time is of the essence in this transaction. If you wish to enter into this letter of intent, you must do so within three business days. Absent a mutually-acceptable agreement, Command Center will issue its notice of default and commence its collection efforts. Very truly yours, Command Center, Bubba Sandford, President and CEO," and in fact, it was signed by him. And again, I'm not an attorney but that sounds awful lot like extortion to me, and I don't take kindly to threats. So, we do ...

Robert Zimmerman - Zimmerman Capital - Analyst

Legal financial extortion is what they call it.

Ryan Schadel - Labor Smart Inc - President, CEO

Yes, sir.

Robert Zimmerman - Zimmerman Capital - Analyst

They didn't acquire legally, and then they force you to do something within the court system and 99% of the people try to settle, but if you have firm ground to stand on, then you're OK.

Ryan Schadel - Labor Smart Inc - President, CEO

Well, unbeknownst to Command Center, we'd already had some forbearance agreements in place to all the note holder before they purchased this note. And so, there's no note holder out there even at that moment in time that could have defaulted us. We legally nipped that in the bud the minute we got wind that they were trying to buy the note.

We feel that we will prevail in that, and again, we are seeking damages, and it's unclear to me if there needs to be some criminal prosecution for, again, what I consider to be covered under the Retail Act, but I'll let my attorneys handle that.

Robert Zimmerman - Zimmerman Capital - Analyst

All right, I appreciate that.

Ryan Schadel - Labor Smart Inc - President, CEO

Yes, sir. Thank you for the question.

Robert Zimmerman - Zimmerman Capital - Analyst

And good luck with the lawsuit.

Ryan Schadel - Labor Smart Inc - President, CEO

Thank you.

Operator

Thank you. (Operator Instructions) And I do have a follow-up question from the line of Duane Roberts. Your line is open, please go ahead.

Duane Roberts - S.H. Fund - Analyst

Ryan, I have a quick follow-up question is [I'm getting] a forward-looking estimate of you if you meet $21 million, $20 million - $21 million in revenue this year, where does that put us on an EBITDA side? Would we'd be -- I'm sure if we'd probably be losing some money, but where would that put us?

Ryan Schadel - Labor Smart Inc - President, CEO

I think EBITDA will be plus or minus breakeven as it has been for some time, unless we get into adjustments. If you look at the - really, since inception, our losses, essentially, have all been as a result of finance charters related to the discounts given on these convertible debentures, which again, shows up in that $3.5 million balance sheet number.

Now, we don't anticipate those charges to continue. At the end of the third quarter of 2015, pretty much all of that has been accreted in and hit our financials already. So, going forward in the next year, those charges will not be there, and then for next year, we have -- I want to be careful to put out projections, because I think it's very fluid, but as of right now, I would say $22 million to $24 million conservatively, and of course, we'll update that as we go.

And in terms of EBITDA for next year, this year we made a number of structural changes that resulted in a pretty big cut in overhead and we think that will start to show up in the first and second quarter next year. And I'm just talking faster because I've got four minutes left on the call here. But to answer your question for this year, I think plus or minus breakeven on EBITDA. Next year, we think we'd be able to get around 4% EBITDA, depending on any acquisitions or extraordinary items that may pop up.

Duane Roberts - S.H. Fund - Analyst

OK. Thank you. I appreciate it.

Ryan Schadel - Labor Smart Inc - President, CEO

Yes, sir. Thank you.

Operator

Thank you, and that's to conclude the question-and-answer period for today's conference. I'd like to hand the call back over for any closing remarks.

PRESENTATION

Ryan Schadel - Labor Smart Inc - President, CEO

Well, again, I do want to thank everyone for hopping on here after hours. For some of you, like me, it's been a long day. I'm very excited to be communicating with our shareholders and engaging with our shareholders again. It's been a long year; we've accomplished a lot in terms of getting our arms around the changes that have been necessary. I feel very confident about next year.

Labor Smart's commitment into developing a nationwide footprint and becoming a nationwide provider of temporary labor has not waivered, our strategy to accomplish our goals has evolved some and now includes capital structure consideration just as much as market demographics for cities that we choose to do business in.

For 2016, our decisions and investments will reflect this evolution, and I believe that Labor Smart is now well positioned to undo some of the damage caused to a share structure and its balance sheet. We'll continue to seek opportunities to leverage our capital, human resources, and our world-class corporate infrastructure for the betterment of Labor Smart, ultimately, its customers, employees, and shareholders alike. Again, thanks everyone for joining, and I look forward to speaking with you all again soon.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This does conclude the program and you may all disconnect. Have a great rest of your day.

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